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                                                                EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 of Watson Pharmaceuticals, Inc. of our report dated February 19, 1997, which appears on page F-1 of the Annual Report on Form 10-K of Royce Laboratories, Inc. for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Miami, Florida
April 11, 1997